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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.      )

Filed by the Registrant / /
Filed by a Party other than the Registrant /x/
Check the appropriate box:
/ /	Preliminary Proxy Statement
/ /	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/ /	Definitive Proxy Statement
/ /	Definitive Additional Materials
/x/	Soliciting Material Pursuant to §240.14a-12

(Name of Registrant as Specified In Its Charter)
IKOS SYSTEMS, INC.
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/x/	No fee required.
/ /	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
/ /	Fee paid previously with preliminary materials.
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
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	(2)	Form, Schedule or Registration Statement No.:
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Filed by IKOS Systems, Inc.
Pursuant to Rule 14a-12 of the Securities Exchange Act of 1934
Subject Company: IKOS Systems, Inc.
Commission File No. 0-18623

[ IKOS LETTERHEAD]

Editorial Contact:

Company
Joseph Rockom
Chief Financial Officer
(408) 284-8514

FOR IMMEDIATE RELEASE

IKOS SCHEDULES SPECIAL STOCKHOLDERS' MEETING

SAN JOSE, Calif., February 12, 2002—IKOS Systems, Inc. (Nasdaq:IKOS) today announced that it has scheduled a special meeting of IKOS stockholders to be held on June 12, 2002, at 10:00 a.m. local time at IKOS' corporate headquarters located at 79 Great Oaks Boulevard, San Jose, CA 95119 in response to the request dated February 4, 2002 from Fresno Corporation, a wholly-owned subsidiary of Mentor Graphics Corporation (Nasdaq:MENT), made in connection with Mentor's unsolicited pending cash tender to purchase all outstanding shares of IKOS for $11.00 per share. The purposes of the meeting will be to consider proposals contained in Mentor's request (1) to remove all of the six members of IKOS' current board of directors, (2) to elect six new directors to be nominated by Fresno Corporation to fill the vacancies on IKOS' board of directors resulting from the removal of the incumbent directors, and (3) to repeal any provisions of the IKOS bylaws adopted by the IKOS board of directors subsequent to the last public filing of the bylaws, as well as to consider such other business as is properly brought before the meeting.

The IKOS board of directors has recommended that the IKOS stockholders reject the pending Mentor cash tender offer and that the IKOS stockholders not tender their shares in the Mentor tender offer as previously reported in IKOS' Schedule 14D-9, as amended, filed with the Securities and Exchange Commission. The IKOS board based these recommendations on the highly conditional nature of the Mentor tender offer, including a condition that there be no litigation pending or threatened by any person challenging the Mentor tender offer, a condition that there be no more than a 10% decline in value from December 7, 2001 in any of three trading markets indices, and a condition that IKOS not pay a $5.5 million termination fee to Synopsys upon termination of the merger agreement with Synopsys by IKOS in favor of the Mentor tender offer. Failure of any of these conditions, including the termination fee condition and the decline in market indices condition, neither of which can be satisfied by IKOS, would permit Mentor unilaterally to withdraw or reduce the price payable to IKOS stockholders in its tender offer.

Ramon Nuñez, President and Chief Executive Officer of IKOS, stated, "Pursuant to our Company's bylaws, the IKOS board is required to schedule a special meeting of the IKOS stockholders between 120 and 130 days of receipt of a valid request for such a meeting by holders of more than 10% of IKOS common stock. The Mentor request appears to meet the legal requirements for such a request. Accordingly, the IKOS board has scheduled this special meeting of stockholders. The IKOS board will continue to exercise its fiduciary duties and comply with its obligations under its merger agreement with Synopsys, Inc." IKOS is a party to an Agreement and Plan of Merger and Reorganization with Synopsys, Inc. (Nasdaq:SNPS) and Oak Merger Corporation dated July 2, 2001, as amended.

ABOUT IKOS

IKOS Systems, Inc. (Nasdaq:IKOS) is a technology leader in high-performance, hardware assisted design verification. IKOS' mission is to develop and deliver high-performance solutions that enable its customers to verify the functional correctness of their complex electronic system designs. IKOS has direct sales operations in North America, the U.K., France, Germany, The Netherlands, Japan, and India, and a distribution network throughout Asia-Pacific. The corporate headquarters is located at 79 Great Oaks Blvd., San Jose, Calif., 95119, (408) 284-0400.

ADDITIONAL INFORMATION

IKOS Systems, Inc. has filed a Schedule 14D-9 with amendments with the Securities and Exchange Commission relating to a cash tender offer commenced by Mentor Graphics Corporation to acquire all outstanding shares of IKOS common stock. Investors and security holders are able to obtain free copies of this document through the web site maintained by the SEC at http://www.sec.gov.

In connection with the proposed merger between IKOS and Synopsys, Inc., Synopsys, Inc. filed a Registration Statement on Form S-4 (including a Proxy Statement/Prospectus) and IKOS filed a Preliminary Proxy Statement on August 9, 2001, an Amendment No. 1 to the Registration Statement on Form S-4 and Proxy Statement/Prospectus was filed on October 18, 2001, and an Amendment No. 2 to the Registration Statement on Form S-4 and Proxy Statement/Prospectus was filed on February 8, 2002 (Registration No. 333-67184), each containing information about the proposed merger, with the Securities and Exchange Commission ("SEC"). At such time the SEC declares the Form S-4 Registration Statement (including the Proxy Statement/Prospectus) to be effective, IKOS will mail the Proxy Statement/Prospectus to IKOS stockholders. Investors and security holders are urged to read the Registration Statement and the Proxy Statement/Prospectus carefully when each document becomes available. The Registration Statement and the Proxy Statement/Prospectus contain important information about Synopsys, IKOS, the proposed merger and related matters. Investors and security holders will be able to obtain free copies of these documents through the web site maintained by the SEC at http://www.sec.gov.

Free copies of the Registration Statement, Proxy Statement/Prospectus and Synopsys' other filings may also be obtained by accessing Synopsys' web site at http://www.synopsys.com or by directing a request by mail or telephone to Synopsys, Inc., 700 East Middlefield Rd., Mountain View, California 94043, (650) 584-5000. Free copies of the Proxy Statement/Prospectus and IKOS' other filings may also be obtained by accessing IKOS' web site at http://www.ikos.com or by directing a request by mail or telephone to IKOS Systems, Inc., 79 Great Oaks Blvd., San Jose, California 95119, (408) 284-0400.

You may read and copy any reports, statements and other information filed by Synopsys and IKOS at the SEC public reference rooms at 450 Fifth Street, N.W., Washington, D.C. 20549 or at the Commission's other public reference rooms in New York, New York and Chicago, Illinois. Please call the Commission at 1-800-SEC-0330 for further information on public reference rooms. Synopsys' and IKOS' filings with the Commission are also available to the public from commercial document-retrieval services and the web site maintained by the Commission at http://www.sec.gov.

Synopsys and its directors and executive officers may be deemed to be participants in the solicitation of proxies from IKOS stockholders by IKOS and its Board of Directors in favor of the adoption and approval of the merger agreement and approval of the merger.

IKOS and its directors and executive officers may be deemed to be participants in the solicitation of proxies from IKOS stockholders in favor of the adoption and approval of the merger agreement and approval of the merger. Investors and securities holders may obtain additional information regarding the interests of the participants from IKOS' filings with the SEC under Rule 14a-12 of the Exchange Act of 1934, as amended.

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  Filed by IKOS Systems, Inc. Pursuant to Rule 14a-12 of the Securities Exchange Act of 1934 Subject Company: IKOS Systems, Inc. Commission File No. 0-18623
IKOS SCHEDULES SPECIAL STOCKHOLDERS' MEETING